Exhibit 23.1

Deloitte Accountants B.V. Orlyplein 10 1043 DP Amsterdam P.O.Box 58110 1040 HC Amsterdam Netherlands Tel: +31 (0)88 288 2888 Fax: +31 (0)88 288 9739 www.deloitte.nl

CONFIDENTIAL To the Managing Board of: The Royal Bank of Scotland N.V. Gustav Mahlerlaan 350 1100 AX AMSTERDAM

Date	From	Our reference
February 24, 2012	M.B. Hengeveld	3100062739/MI1201/rw

Subject
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated March 28, 2011, relating to the consolidated financial statements of RBS Holdings N.V. and subsidiaries, which expresses an unqualified opinion, appearing in the Annual Report on Form 20-F/A of RBS Holdings N.V for the year ended December 31, 2010, and to the reference to us under the heading of “Experts in the Prospectus, which is part of this Registration Statement.

Deloitte Accountants B.V.

/s/ M.B. Hengeveld
M.B. Hengeveld

The ‘General Terms and Conditions for Services Deloitte Netherlands, November 2010’ registered at the Chamber of Commerce under number 24362837 apply to all agreements under which Deloitte performs services.
Deloitte Accountants B.V. is registered with the Trade Register of the Chamber of Commerce and Industry in Rotterdam number 24362853.
Member of Deloitte Touche Tohmatsu Limited